As filed with the Securities and Exchange Commission on February 19, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Dow Chemical Company

(Exact name of registrant as specified in its charter)

Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

(989) 636-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles J. Kalil

Executive Vice President, General Counsel and Corporate Secretary

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

(989) 636-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Alsop, Esq. Joel S. Klaperman, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-7333	Edward S. Best, Esq. Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered*	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Common stock, $2.50 par value (3)
Preferred stock, $1.00 par value (4)
Depositary shares (5)
Debt securities (6)	(1)(2)
Warrants to Purchase Common Stock, Preferred Stock and Debt Securities
Stock purchase contracts
Stock purchase units (7)

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(1)	An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rules 456(b) and 457(r).
(2)	Includes an unspecified number of securities that may be offered or sold by affiliates of the Registrant in market-making transactions.
(3)	Also includes the presently indeterminate number of shares of common stock as may be issued by the Registrant (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common stock, (b) upon exercise of warrants to purchase common stock or (c) pursuant to stock purchase contracts.
(4)	Also includes the presently indeterminate number of shares of preferred stock as may be issued by the Registrant (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred stock, (b) upon exercise of warrants to purchase preferred stock or (c) pursuant to stock purchase contracts.
(5)	To be represented by depositary receipts representing an interest in all or a specified portion of shares of preferred stock.
(6)	Subject to note (1), an indeterminate principal amount of debt securities, which may be senior or subordinated.
(7)	Each stock purchase unit consists of (a) a stock purchase contract and (b) a beneficial interest in debt securities, capital securities or debt obligations of third parties.

PROSPECTUS

The Dow Chemical Company

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants to Purchase Common Stock, Preferred Stock and Debt Securities

Stock Purchase Contracts

Stock Purchase Units

The Dow Chemical Company will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Dow’s common stock is traded on the New York Stock Exchange under the symbol “DOW.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 19, 2013

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Dow has not authorized anyone else to provide you with different information. Dow is offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Dow’s business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, references to “Dow,” “we,” “us” or “our” are to The Dow Chemical Company and does not include its subsidiaries, except under the caption “The Dow Chemical Company.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by Dow with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THE DOW CHEMICAL COMPANY

Dow combines the power of science and technology to passionately innovate what is essential to human progress. Dow connects chemistry and innovation with the principles of sustainability to help address many of the world’s most challenging problems such as the need for clean water, renewable energy generation and conservation, and increasing agricultural productivity. Dow’s diversified industry-leading portfolio of specialty chemicals, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2012, Dow had annual sales of $56.8 billion and employed approximately 54,000 people worldwide. Dow’s more than 5,000 products are manufactured at 188 sites in 36 countries across the globe. Dow conducts its worldwide operations through global businesses, which are reported in six operating segments: Electronic and Functional Materials, Coatings and Infrastructure Solutions, Agricultural Sciences, Performance Materials, Performance Plastics and Feedstocks and Energy.

Additional information concerning Dow and its subsidiaries is included in the documents filed with the SEC and incorporated in this prospectus by reference. See the discussion under the heading “Where You Can Find More Information.”

USE OF PROCEEDS

Dow expects to use the net proceeds from sales of any securities described in this prospectus for its general corporate purposes, which may include funding capital expenditures, pursuing growth initiatives, whether through acquisitions, joint ventures or otherwise, repaying or refinancing indebtedness or other obligations, and financing working capital. Pending the application of the net proceeds, Dow expects to invest the net proceeds in marketable securities or reduce its short-term indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	2.3x	3.2x	2.5x	1.3x	2.3x
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	1.7x	2.4x	1.9x	1.0x	2.3x

For the purposes of these ratios, earnings consist of income from continuing operations before income taxes and equity in earnings of nonconsolidated affiliates; plus fixed charges, amortization of capitalized interest and distributed income of nonconsolidated affiliates; minus capitalized interest and preferred security dividends. Fixed charges consist of interest expense and amortization of debt discount, capitalized interest, preferred security dividends, and a portion of rentals deemed to represent an interest factor.

DESCRIPTION OF CAPITAL STOCK

The following summary of Dow’s common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of Delaware law, and by Dow’s restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Dow is authorized to issue 1,750,000,000 shares of all classes of stock, 1,500,000,000 of which are shares of common stock, par value $2.50 per share, and 250,000,000 of which are shares of preferred stock. As of January 31, 2013, there were 1,204,364,155 shares of common stock issued and outstanding and 4,000,000 shares of preferred stock issued and outstanding designated as Cumulative Convertible Perpetual Preferred Stock, Series A. All issued and outstanding shares of common stock and preferred stock are fully paid and non-assessable. Any additional shares of common stock and preferred stock that Dow issues pursuant to this prospectus will be fully paid and non-assessable. Neither Dow’s common stockholders nor preferred stockholders have preemptive rights.

Common Stock

General

Dow’s restated certificate of incorporation provides that, subject to all of the rights of holders of preferred stock provided for by the board of directors or by Delaware corporate law, the holders of common stock will have full voting rights on all matters requiring stockholder action, with each share of common stock being entitled to one vote and having equal rights of participation in the dividends and assets of Dow.

Board of Directors

Dow’s restated certificate of incorporation provides that all of Dow’s directors are elected each year at Dow’s annual meeting for a term of one year and until his or her successor is duly elected and qualified. A quorum of directors consists of a majority of Dow’s entire board of directors then holding office.

Number, Filling of Vacancies and Removal of Directors

Dow’s restated certificate of incorporation and bylaws provide that its board of directors may not have less than six or more than twenty-one members. The actual number of directors is determined by a vote of a majority of Dow’s entire board of directors. Currently, Dow has ten members on its board of directors. Vacancies on Dow’s board of directors and any newly created directorships are filled by a vote of the majority of the other directors then in office. Directors elected to fill a vacancy or a new position hold office until the next annual meeting of stockholders. Directors can be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the voting power of all the outstanding shares of Dow’s capital stock then entitled to vote in the election of directors. Holders of Dow’s outstanding preferred stock in certain circumstances will have the right to elect two directors to Dow’s board of directors.

Dividends

Delaware corporate law generally provides that a corporation, subject to restrictions in its certificate of incorporation, including preferred stockholders’ rights to receive dividends prior to common stockholders, may declare and pay dividends out of:

•	surplus; or

•	net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, if there is no surplus.

Dividends may not be declared or paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. Dividends on Dow common stock are not cumulative. Dow’s restated certificate of incorporation does not contain any additional restrictions on the declaration or payment of dividends.

However, Dow currently has, and in the future may have, outstanding preferred stock which restricts its ability to pay dividends on its common stock if it fails in the payment of dividends on the preferred stock.

Preferred Stock

Dow’s board of directors is authorized, subject to Delaware corporate law and without a vote of its stockholders, to issue shares of preferred stock from time to time in one or more series and to determine the voting rights, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions of any series of preferred stock. The prospectus supplement relating to an offering of shares of Dow’s preferred stock will describe the terms of the series of preferred stock Dow is offering.

The rights of holders of the common stock and/or the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Shares of preferred stock issued by Dow may have the effect of rendering more difficult or discouraging an acquisition of Dow deemed undesirable by the board of directors of Dow.

Any shares of preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Dow.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by Dow’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on Dow’s books or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by Dow’s board of directors. Dividends on a series of preferred stock may be cumulative or non-cumulative.

Dow may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a non-cumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Dow may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Dow ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a non-cumulative basis.

Conversion and Exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Dow’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at Dow’s option or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that Dow’s board of directors decides is equitable.

Unless Dow defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Dow, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Dow on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Dow after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

Cumulative Convertible Perpetual Preferred Stock, Series A

The following description of Dow’s Cumulative Convertible Perpetual Preferred Stock, Series A (the “Convertible Preferred Stock, Series A”) is qualified in its entirety by reference to the certificate of designations establishing the terms of the Convertible Preferred Stock, Series A (the “Series A Certificate of Designations”) attached as Exhibit 3.1 to Dow’s Current Report on Form 8-K filed on April 1, 2009.

Under the Series A Certificate of Designations:

•

Each share of the Convertible Preferred Stock, Series A may be converted at any time, at the option of the holder, into 24.2010 shares of Dow common stock, subject to certain anti-dilution adjustments and certain other adjustments, which represents an initial conversion price of approximately $41.32 per share;

•

On or after five years from the date on which the Convertible Preferred Stock, Series A is issued, Dow may, at its option, at any time or from time to time, cause some or all of the Convertible Preferred Stock, Series A to be converted into shares of Dow common stock at the then applicable conversion rate if, (i) for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date we give notice of conversion at its option, the closing price of Dow common stock exceeds 130% of the then-applicable conversion price and (ii) Dow has declared and paid (or has declared and set apart for payment) any past due dividends on the Convertible Preferred Stock, Series A;

•

Dow will pay cumulative dividends on the Convertible Preferred Stock, Series A quarterly in arrears, at the rate of 8.5% per annum, in either cash, common stock or a combination of both, at Dow’s option, plus 10% per annum additional dividends, compounded quarterly, on the amount of any unpaid dividends;

•

The Convertible Preferred Stock, Series A will rank senior to Dow outstanding common stock and any other junior capital stock (collectively, the “Junior Stock”) with respect to the payment of dividends and distributions in liquidation; at any time when dividends on the Convertible Preferred Stock, Series A have not been paid in full, Dow will not, and will cause its subsidiaries not to, declare or pay any dividend on Junior Stock, make any distributions relating to Junior Stock, redeem, purchase, acquire or make a liquidation payment relating to Junior Stock, or make any guarantee payment with respect to Junior Stock, in each case subject to certain exceptions set out in the Series A Certificate of Designations;

•	The Convertible Preferred Stock, Series A is perpetual and has no maturity date and is not redeemable at Dow’s option; and

•

Holders of Convertible Preferred Stock, Series A do not have voting rights, except under certain circumstances. If dividends on the Convertible Preferred Stock, Series A are not paid in full for six dividend periods, holders of Convertible Preferred Stock, Series A (together with the holders of any of Dow’s other preferred stock with similar voting rights) will have the right to elect two directors to Dow’s board of directors.

Selected Provisions in Dow’s Restated Certificate of Incorporation and Bylaws

Dow’s restated certificate of incorporation and bylaws contain a number of provisions that could have the effect of prohibiting or delaying a third party’s ability to take control of Dow.

Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting

Dow’s bylaws provide that a stockholder may make a nomination of persons for election to the board of directors and propose other business at an annual stockholders’ meeting only if the stockholder gives timely written notice thereof to Dow’s Secretary and any such business is a proper subject for stockholder action. The notice must be delivered to, or mailed and received by, Dow’s Secretary at Dow’s principal executive offices:

•

no earlier than the close of business on the 120th day or later than the close of business on the 60th day before the anniversary date of the date Dow first distributed its proxy materials for the prior year’s annual meeting; or

•

if the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, no earlier than the close of business on the 120th day or later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure, as defined in Dow’s bylaws, of the date of the annual meeting is first made by Dow.

The notice must include the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934 as amended (the “Exchange Act”); and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In addition, the notice must include the following information as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Dow’s bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•

any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed.

The notice must also include information specified in Dow’s bylaws as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed, including:

•	the name and address of such stockholder, as they appear on Dow’s books, and the name and address of such beneficial owner;

•

the class and number of shares of Dow’s capital stock which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder shall notify Dow in writing within five business days after the record date for such meeting of the class and number of shares of Dow’s capital stock owned of record by the stockholder and such beneficial owner as of the record date for the meeting;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business;

•

the class and number of shares of Dow’s capital stock which are beneficially owned (as defined in Dow’s bylaws) as of the date of the notice, by the stockholder or the beneficial owner on whose behalf the notice is given and a representation that the stockholder shall notify Dow in writing within five business days after the record date for such meeting of the class and number of shares of Dow’s capital stock beneficially owned by such stockholder or beneficial owner as of the record date for the meeting;

•

a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder shall notify Dow in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

•

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of Dow’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of Dow stock, and a representation that the stockholder shall notify Dow in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

At any special meeting of stockholders called by the board of directors for the election of directors, a stockholder may make a nomination of persons for election to the board of directors only if the stockholder gives timely written notice thereof to Dow’s Secretary, which notice shall contain the information specified in Dow’s bylaws as described above with respect to any annual meeting of stockholders. To be timely, any such notice must be received no earlier than the close of business on the 120th day or later than the close of business on the later of the 90th day prior to such special meeting or the 10th day after the date on which public disclosure, as defined in Dow’s bylaws, of the date of the special meeting is first made by Dow.

Special Meetings of Stockholders

Dow’s bylaws provide that a special stockholders’ meeting for any purpose may be called by the board of directors by a resolution adopted by a majority of the entire board. A special stockholders’ meeting will be called upon a written request from stockholders satisfying the ownership requirements set forth in Dow’s restated certificate of incorporation that complies with the procedures for calling a special meeting of stockholders, as set forth in Dow’s bylaws.

A stockholder notice requesting a special meeting must:

•	be delivered to, or mailed to and received by Dow’s Secretary at Dow’s principal executive offices;

•	be signed by each stockholder requesting the special meeting, or a duly authorized agent thereof;

•	set forth the purpose of the special meeting; and

•

include the same information required to be included in a stockholder’s notice for proposals to be brought before an annual meeting of stockholders (see “—Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting”).

Subject to certain exceptions specified in Dow’s bylaws, a special stockholders’ meeting will be held within 90 days after such stockholder request to call the special meeting is delivered to or received by Dow’s Secretary, at such date, time and place as determined by the board of directors. Only the business set forth in the stockholders’ notice and any business included in the notice of the special meeting by or at the direction of the board of directors shall be conducted at a special meeting of stockholders.

Stockholder Action by Written Consent

Dow’s restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special stockholders’ meeting and may not be taken by written consent.

Transactions with Interested Stockholders and a Merger or Sale of Assets

Delaware corporate law requires the approval of the board of directors and a majority of a corporation’s outstanding stock entitled to vote to authorize a merger or consolidation. Unless required by a corporation’s certificate of incorporation, stockholder approval, however, is not required in certain cases, such as where either:

•	no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into common stock are to be issued or delivered in the merger; or

•

the authorized and unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered in the merger, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered in the merger, do not exceed 20% of the shares of common stock of the corporation outstanding immediately prior to the effective date of the merger.

A sale of all or substantially all of a Delaware corporation’s assets or a voluntary dissolution of a Delaware corporation requires the vote of a majority of the board of directors and a majority of the corporation’s outstanding shares entitled to vote on the matter unless the corporation’s certificate of incorporation requires a greater percentage. Dow’s restated certificate of incorporation does not require a greater percentage.

Delaware corporate law generally defines an interested stockholder as a person, other than the corporation and any direct or indirect majority owned subsidiary of the corporation:

•	who is the direct or indirect owner of 15% or more of the outstanding voting stock of the corporation; or

•

who is an affiliate or associate of the corporation and was the direct or indirect owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date it asked for determination of its status as an interested stockholder; and

•	the affiliates and associates of that person.

Delaware corporate law prohibits an interested stockholder from engaging in a business combination with the corporation for three years following the time of becoming an interested stockholder. This three-year waiting period does not apply when:

•

prior to the time of becoming an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

as a result of becoming an interested stockholder, the stockholder owned, excluding shares owned by directors who are also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced; or

•

at or after the time of becoming an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by a vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These restrictions also do not apply in other circumstances, which are set forth in Section 203 of the Delaware General Corporation Law, including business combinations with an interested stockholder that are proposed after the earlier of a public announcement or the notice required under such section of and prior to the consummation or abandonment of:

•	certain mergers or consolidations specified in Section 203 of the Delaware General Corporation Law;

•	sales of 50% or more of the aggregate market value of a corporation’s assets or outstanding voting stock; or

•	tender offers or exchange offers for 50% or more of a corporation’s voting stock.

Delaware corporate law allows a corporation to specify in its certificate of incorporation or bylaws that it will not be governed by the section relating to transactions with interested stockholders. Dow has not made that election in its certificate of incorporation or bylaws.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus is a part.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depository only after:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Dow.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time Dow offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities Dow is offering.

The debt securities offered by this prospectus will be unsecured obligations of Dow and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture, which we refer to as the senior indenture, between Dow and The Bank of New York Mellon Trust Company, N.A., as trustee. The subordinated debt securities will be issued under an indenture, which we refer to as the subordinated indenture, between Dow and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The following summary of the debt securities and the indentures does not purport to be complete and is subject to the provisions of the indentures, including the defined terms. Whenever we refer to particular defined terms of the indentures, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the relevant indenture or form of indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

Dow may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The indentures do not limit the amount of other indebtedness or securities that Dow may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of Dow’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of Dow’s other unsecured and subordinated indebtedness, except for a series of subordinated debt securities that is by its terms junior to such subordinated debt securities.

The prospectus supplement will describe the following terms of the debt securities Dow is offering:

•	the title of the debt securities or the series in which the debt securities will be included;

•	whether such debt securities will be senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date or dates on which the principal amount of the debt securities is payable;

•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which Dow may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which Dow may issue any debt securities which are registered securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the indenture.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Dow or a third party will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Dow. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations which apply to any original issue discount securities.

Dow may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $1,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by Dow or at the office of any transfer agent designated by Dow for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. Dow has initially appointed the trustee as the security registrar under the indenture. If a prospectus supplement refers to any transfer agent initially designated by Dow with respect to any series of debt securities, Dow may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that Dow will be required to maintain a transfer agent in each place of payment for the series.

Dow may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, Dow will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, Dow will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by Dow. At Dow’s option, however, Dow may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the trustee in New York City will be Dow’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by Dow for the debt securities will be named in the prospectus supplement. Dow may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Dow will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by Dow to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to Dow and after the repayment the holder of the debt security or any coupon related to the debt security may look only to Dow for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;

•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or

•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by Dow, and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered global security will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other similar organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to Dow as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Dow or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or Dow, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is Dow’s responsibility or the trustee’s, disbursement of payments to direct participants shall be the responsibility of DTC, and disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its debt securities purchased or tendered, through its participant, to a tender agent, and shall effect delivery of debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to Dow or the trustee. Under these circumstances, in the event Dow does not appoint a successor securities depository, debt security certificates will be printed and delivered.

Dow may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Dow believes to be reliable, but Dow takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The senior indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” Dow may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of its acquisition or to secure the payment of all or part of the purchase price or any additions thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto;

•	liens existing on the date of the indenture;

•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time the corporation becomes or is merged into Dow or a restricted subsidiary;

•	liens which exclusively secure debt owing to Dow or a subsidiary by a restricted subsidiary;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of construction, equipping or improving property; provided that those liens are limited to the property acquired or constructed or the improvement and to substantially unimproved real property on which the construction or improvement is located; provided further, that Dow and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of any improvements and personal property by an interest on additional property of Dow and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, the property so acquired or constructed or the improvement;

•

liens arising from assignments of money due under contracts of Dow or a restricted subsidiary with the United States or any State, or any department, agency or political subdivision of the United States or any State;

•

liens in favor of any customer arising in respect of payments made by or on behalf of a customer for goods produced for or services rendered to customers in the ordinary course of business not exceeding the amount of those payments;

•	any extension, renewal or replacement of any lien referred to in any of the previous clauses; and

•

statutory liens, liens for taxes or assessments or governmental charges or levies not yet due or delinquent or which can be paid without penalty or are being contested in good faith, landlord’s liens on leased property, easements and liens of a similar nature as those described above.

Limitation on Sale and Lease-Back Transactions

The senior indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by Dow or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Dow and a subsidiary or between subsidiaries) unless the net proceeds of the sale and leaseback transaction are at least equal to the fair value of the property.

Exempted Indebtedness

Dow or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1) the aggregate outstanding indebtedness of Dow and its restricted subsidiaries incurred after the date of the indenture and secured by the proscribed liens relating to principal property; plus

(2) the aggregate discounted value of the obligations for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 10% of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of Dow and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and

•	intangible assets.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in Dow’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;

•	organizational and development costs;

•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and

•	amortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility having a gross book value in excess of 1% of consolidated net tangible assets that is owned by Dow or any restricted subsidiary and located within the United States, excluding its territories and possessions and Puerto Rico, other than any facility or portion of a facility which Dow’s board of directors reasonably determines is not material to the business conducted by Dow and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•	of which substantially all of the property of is located, and substantially all of the business is carried on, within the United States, excluding its territories and possessions and Puerto Rico; and

•	that owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means each corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by Dow or by Dow and one or more of its subsidiaries.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness (as defined below). Upon any payment or distribution of assets to creditors pursuant to any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ours, the holders of senior indebtedness will be entitled to payment in full of any principal, premium, if any, and interest on such senior indebtedness, before the holders of the subordinated debt securities will be entitled to any payment in respect of any principal, premium, if any, or interest on the subordinated debt securities. Because of the subordination, our creditors may ratably recover less than the holders of senior indebtedness, and more than the holders of the subordinated debt securities, upon liquidation or insolvency.

If the maturity of any subordinated debt securities is accelerated, the holders at that time of all senior indebtedness then outstanding will first be entitled to receive payment in full of all amounts due thereon, before the holders of the subordinated debt securities will be entitled to receive any payment of any principal, premium, if any, and interest on the subordinated debt securities.

No principal, premium or interest payments may be made in respect of the subordinated debt securities if:

•	a default beyond any grace period in any payment of principal, interest or any other monetary amounts has occurred and is continuing regarding any senior indebtedness;

•	an event of default resulting in the acceleration of the maturity of any senior indebtedness has occurred and is continuing;

•	any judicial proceeding is pending regarding any such default; or

•	Dow dissolves, winds-up, liquidates or reorganizes, whether in bankruptcy, insolvency or otherwise.

For purposes of the subordination provisions of the subordinated indenture, the payment, issuance and delivery of cash, property or securities, other than stock and our specified subordinated securities, upon conversion of a subordinated debt security, is a principal payment in respect of the subordinated debt security.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, including indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities constitute senior indebtedness under the subordinated indenture.

The term “senior indebtedness” includes all amounts due on and obligations incurred in connection with any of the following, whether outstanding at the date the subordinated indenture is executed, or incurred or created after the subordinated indenture is executed, unless the instrument creating or evidencing the obligation provides that it is not senior in right of payment to the subordinated debt securities, or is equally senior with or junior to the subordinated debt securities:

•	our indebtedness, obligations and other liabilities, contingent or otherwise, incurred for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

•	our reimbursement obligations and other liabilities, contingent or otherwise, regarding letters of credit, bankers’ acceptances issued for our account, or similar credit transactions;

•

obligations and liabilities, contingent or otherwise, in respect of leases by us as lessee that are accounted for as capitalized lease obligations on our balance sheet in accordance with generally accepted accounting principles;

•	our obligations and liabilities, contingent or otherwise, issued or assumed as the deferred purchase price of property, as conditional sale obligations, or under any title retention agreements;

•

all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities, contingent or otherwise, to purchase or otherwise acquire or assure a creditor against our loss in respect of, indebtedness, obligations, dividends, or liabilities of another person described in any of the four immediately preceding provisions;

•

any indebtedness described in any of the five immediately preceding provisions and that is secured by any mortgage, pledge, lien or other encumbrance existing on property owned or held by us, regardless of whether the indebtedness secured thereby has been assumed by us; and

•

any deferrals, renewals, extensions and refunds of, or amendments, modifications or supplements to, any indebtedness, obligation or liability described in any of the five immediately preceding provisions.

“Senior indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Consolidation, Merger and Sale of Assets

Dow may not merge or consolidate or sell or convey all or substantially all of its assets unless:

•	the successor corporation is Dow or is a domestic corporation that assumes Dow’s obligations on the debt securities and under the indenture; and

•	after giving effect to the transaction, Dow or the successor corporation would not be in default under the indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the indenture:

(1) default by Dow for 30 days in the payment of any installment of interest on the debt securities of that series;

(2) default by Dow in the payment of any principal on the debt securities of that series;

(3) default by Dow in the payment of any sinking fund installment;

(4) default by Dow in the performance, or breach by Dow, of any of the covenants or warranties contained in the indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by Dow from the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5) Dow commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;

(6) Dow becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(7) any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (7) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The indenture provides that if an event of default under clauses (1), (2), (3), (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to less than all series of debt securities then outstanding)

shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, Dow delivers to the trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the trustee’s expenses and Dow has cured any defaults under the indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

Notwithstanding the foregoing, at Dow’s election, the sole remedy for an event of default specified in clause (4) above relating to the failure by Dow to comply with the covenant in the indenture requiring Dow to file with the trustee copies of the reports and other information it files with the SEC (“Dow’s SEC filing obligations”) and for any failure by Dow to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended (the “TIA”), which similarly requires Dow to file with the trustee copies of the reports and other information it files with the SEC, shall for the first 270 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the debt securities of such series at an annual rate equal to 0.25% of the principal amount of the debt securities. This additional interest will accrue on the debt securities from and including the date on which an event of default relating to a failure to comply with Dow’s SEC filing obligations or the failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs to but not including the 270th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 270th day (or earlier, if such event of default is cured or waived prior to such 270th day), such additional interest will cease to accrue and, if such event of default has not been cured or waived prior to such 270th day, then either the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series, together with accrued interest, to be due and payable immediately. This provision shall not affect the rights of holders in the event of the occurrence of any other event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the indenture at the request of the holders of the debt securities. The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The indenture requires Dow to file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of Indenture

The indenture with respect to any series, except for the surviving obligations, including Dow’s obligation to compensate the trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or

•

the deposit with the trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the indenture and the terms of the debt securities of that series.

Modification and Waiver

Dow and the trustee may modify and amend the indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Trustee

The trustee’s corporate trust office is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. The trustee’s principal corporate trust office in New York City is located at 101 Barclay Street, New York, New York 10286.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Dow may issue stock purchase contracts that obligate you to purchase from Dow, and obligate Dow to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate Dow to purchase from you, and obligate you to sell to Dow, a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;

•	preferred stock;

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require Dow to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, Dow may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

Dow may sell the securities:

•	directly to purchasers, or

•	through agents, underwriters or dealers, or

•	through a combination of any of these methods of sale.

Dow may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Dow may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. Dow will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Dow may designate agents to solicit offers to purchase the securities from time to time. These agents may be deemed to be underwriters, as defined in the Securities Act of 1933, involved in the offer or sale of the securities. The prospectus supplement will name the agents and any commissions Dow pays them. Agents may be entitled to indemnification by Dow against certain liabilities, including liabilities under the Securities Act of 1933, under agreements between Dow and the agents, and the agents or their affiliates may extend credit to or engage in transactions with or perform services for Dow in the ordinary course of business. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

If Dow uses any underwriters in the sale of any of the securities, Dow will enter into an underwriting agreement with them at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement that the underwriters use to make resales of the securities. The underwriters may be entitled under the relevant underwriting agreement to indemnification by Dow against certain liabilities, including liabilities under the Securities Act of 1933, and the underwriters or their affiliates may extend credit to or engage in transactions with or perform services for Dow in the ordinary course of business.

If Dow uses dealers in the sale of the securities, Dow will sell the securities to those dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by them at the time of resale. Dealers may be entitled to indemnification by Dow against certain liabilities, including liabilities under the Securities Act of 1933, and the dealers or their affiliates may extend credit to or engage in transactions with or perform services for Dow in the ordinary course of business.

Shares of Dow common stock are principally traded on the New York Stock Exchange. Shares of Dow common stock also are listed on the London, Switzerland and Tokyo exchanges. Each series of securities will be a new issue and, other than the common stock, will have no established trading market. Dow may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Dow will not be obligated to do so. Dow can give no assurance as to the liquidity of the trading market for any of the offered securities.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, the validity of those securities, other than capital securities, will be passed upon for Dow by Duncan A. Stuart, Dow’s Associate General Counsel—Corporate Transactions or another of Dow’s lawyers named in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Mayer Brown LLP, Chicago, Illinois, will act as legal counsel to the underwriters, agents or dealers. Mayer Brown LLP has from time to time acted as counsel for Dow and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Dow incorporated in this prospectus by reference from Dow’s Annual Report on Form 10-K, and the effectiveness of Dow’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Dow Corning Corporation, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dow, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Dow files reports, proxy statements and other information with the SEC under the Exchange Act, as amended, or the Exchange Act. You may read and copy that information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, including Dow, that file electronically with the SEC. The address of that site is http://www.sec.gov.

You can also inspect reports, proxy statements and other information about Dow at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows Dow to “incorporate by reference” information into this prospectus. This means that Dow can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference Dow’s Annual Report on Form 10-K for the year ended December 31, 2012 and our definitive Proxy Statement filed on March 30, 2012 (but only with respect to the information under the following captions: “Corporate Governance,” “Agenda Item 1: Candidates for Election as Director,” “Compensation and Leadership Development Committee Report,” “Compensation Information,” “Equity Compensation Plan Information,” “Beneficial Ownership of Company Stock,” “Agenda Item 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm” and “Audit Committee Report”).

Dow also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until Dow has sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Dow’s subsequent filings with the SEC will automatically update and supersede information in this prospectus.

You may obtain a copy of any of the documents incorporated by reference in this registration statement at no cost by writing to or telephoning Dow at the following address and telephone number:

Office of the Corporate Secretary

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Telephone: 989-636-1792

Dow has not authorized anyone to give any information or make any representation about Dow that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	(1	)(2)
Printing and engraving costs	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	An estimate of the total expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Officers and Directors.

Under Article VI of its Restated Certificate of Incorporation, Dow may indemnify its directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow’s bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Dow or is or was serving in such capacity with respect to another corporation or other enterprise at the request of Dow. Under Section VI of Dow’s bylaws, Dow is required to indemnify its directors, officers and employees to the full extent permitted by Delaware law whenever such a person is, or is threatened to be made, a defendant in any threatened, pending or completed legal proceeding. Section VI also gives Dow discretion to indemnify directors, officers, employees and agents in any threatened, pending or completed legal proceedings to which they are, or are threatened to be made, a party. Dow maintains a directors’ and officers’ liability insurance policy that indemnifies Dow’s directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Dow’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Midland, State of Michigan, on February 19, 2013.

THE DOW CHEMICAL COMPANY

By:	/s/ William H. Weideman
William H. Weideman
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 19, 2013.

*	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
A.N. Liveris

*	Executive Vice President and Chief Financial Officer (principal financial officer)
W.H. Weideman

*	Vice President and Controller (principal accounting officer)
R.C. Edmonds

*	Director
A.A. Allemang

*	Director
J.K. Barton

*	Director
J.A. Bell

*	Lead Director
J.M. Fettig

*	Director
J.B. Hess

*	Director
P. Polman

*	Director
D.H. Reilley

*	Director
J.M. Ringler

*	Director
R.G. Shaw

*By:	/s/ William H. Weideman
William H. Weideman Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement relating to common stock, preferred stock and debt securities of The Dow Chemical Company

1.2*	Form of Underwriting Agreement relating to stock purchase contracts of The Dow Chemical Company

1.3*	Form of Underwriting Agreement relating to stock purchase units of The Dow Chemical Company

4.1**	Senior Indenture between The Dow Chemical Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to Form S-3 filed on May 6, 2008 (File No. 333-140859)).

4.2**	Form of Subordinated Indenture between The Dow Chemical Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-3 filed on February 23, 2007 (File No. 333-140859)).

5.1	Opinion of Duncan A. Stuart, Associate General Counsel—Corporate Transactions of The Dow Chemical Company, as to the validity of the common stock, preferred stock, debt securities, stock purchase contracts and stock purchase units

12.1**	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Dow’s Annual Report on Form 10-K for the year ended December 31, 2012).

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Analysis, Research & Planning Corporation

23.3	Consent of Duncan A. Stuart (included in Exhibit 5.1)

23.4	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee, as trustee for the Dow debt securities under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee, as trustee for the Dow debt securities under the Subordinated Indenture

*	To be filed as an exhibit to a current report on Form 8-K or by a post-effective amendment.
**	Incorporated by Reference